                                                                     EXHIBIT 10


                     AMENDMENT NO. 1 TO AMPACE CORPORATION
                    KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN

         The Ampace Corporation Key Employee Incentive Stock Option Plan is hereby amended as follows:

         I. Section 2 of the Plan is hereby amended by adding the following at the end of said section:

                  Any Options granted to a key employee who is subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934 shall be approved by the Board.

         II. Section 3 of the Plan is amended by deleting the first sentence in its entirety and inserting the following in lieu thereof:

                  Options may be granted only to key employees of the Company, including key employees who are also directors and/or officers of the Company.

         III. Section 4 of the Plan is amended by deleting the second sentence of said section and inserting the following in lieu thereof:

         Each option agreement shall state the period or periods of time within which the Option may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee. The Committee, in its discretion, may provide in the option agreement circumstances under which the option shall become immediately exercisable, in whole or in part, and, notwithstanding the foregoing, may accelerate the exercisability of any Option, in whole or in part, at any time.

         IV. Section 7 of the Plan is amended by deleting subsection (i) in its entirety and inserting the following in lieu thereof:

         (i) except in the case of adjustments made pursuant to Section 8, the Board may not, without further approval of a majority of the Stockholders of the Company entitled to vote thereon, increase the maximum number of shares for which Options may be granted under the Plan, and

         V. Section 12(e) of the Plan is amended by deleting the phrase "which were purchased pursuant to the Plan" from said section.

         VI. Except as otherwise amended herein, all other terms, conditions and provisions of the Plan shall continue to be in full force and effect.

         VII. This Amendment has been approved by the Board of Directors of the Company as of August 21, 1997.